Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of China Tractor Holdings, Inc. for the period ended September 30, 2008, I, Chen Guocheng, Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.Such Quarterly Report on Form 10-Q for the period ended September 30, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of China Tractor Holdings, Inc.

Dated: November 18, 2008	/s/ Chen, Guocheng
Chen, Guocheng
Chief Financial Officer